UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2006

The St. Paul Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

385 Washington Street Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

(651) 310-7911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

The St. Paul Travelers Companies, Inc. (the “Company”) previously furnished its final financial supplement for the second quarter of 2006 on a Form 8-K filed on August 4, 2006.  On August 25, 2006, the Company announced a realignment of its business segments. The former Commercial and Specialty segments were realigned into two new segments: the Business Insurance segment and the Financial, Professional & International Insurance segment. The Personal segment was renamed Personal Insurance. The changes were designed to reflect the manner in which the Company’s businesses are managed, and represent an aggregation of products and services based on type of customer, how the business is marketed, and the manner in which the business is underwritten.  A revised final financial supplement for the second quarter of 2006 reflecting the realigned segment reporting structure is furnished as Exhibit 99.1 to this Report and is hereby incorporated by reference in this Item 2.02.

As provided in General Instruction B.2 of Form 8-K, the information and exhibit contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.              Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit No.	Description

99.1	Second Quarter 2006 Financial Supplement of The St. Paul Travelers Companies, Inc. (revised to reflect realigned segment reporting structure) (This exhibit is furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2006	THE ST. PAUL TRAVELERS COMPANIES, INC.

	By:	/s/ Bruce A. Backberg
Name: Bruce A. Backberg Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Quarter 2006 Financial Supplement of The St. Paul Travelers Companies, Inc. (revised to reflect realigned segment reporting structure) (This exhibit is furnished and not filed).